POWER OF ATTORNEY
FOR USE IN CONNECTION WITH FILINGS WITH
THE SECURITIES AND EXCHANGE COMMISSION

 By signing below, I, R. Randolph Devening, hereby constitute and appoint Bryan F. Smith, Jr., Michael R. Davis and/or David T. Fenton, acting in concert or individually, my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me, on my behalf and in my name, place and stead, in any and all capacities, to sign any and all documents or reports filed with the Securities and Exchange Commission reporting my stock ownership in 7-Eleven, Inc., including Forms 3, 4 or 5, and any amendments thereto; and any other similar reports or forms, and to file any or all of the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
 This power of attorney shall remain in force until revoked by me in writing.

Date:   April 7, 2004

Signature:    /s/ R. Randolph Devening
           R. Randolph Devening

Securities and Exchange Commission
Forms 3, 4 and 5